UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 13, 2007


                                    PHC, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                  Massachusetts
                    (State of Incorporation or Organization)

        0-22916                                           04-2601571
(Commission File Number)                    (I.R.S. Employer Identification No.)


200 Lake Street, Suite 102, Peabody, Massachusetts            01960
 (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code:  (978) 536-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [  ] Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

     [  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
          (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Item 1.01.  Entry into a Material Definitive Agreement

     On June 13, 2007, the Company entered into an amended and restated revolving credit, term loan and security agreement with CapitalSource Finance, LLC to replace the Company's current agreement with the same lender to lower interest rates and provide additional liquidity. Each of the Company's material subsidiaries, other than Pivotal Research Centers, Inc, is a co-borrower under the agreement. The agreement includes a term loan in the amount of $3,000,000 and an accounts receivable funding revolving credit agreement with a maximum loan amount of $3,500,000. The $3,000,000 term loan will be used to pay-off the balance of the current term loan of approximately $250,000, with remaining amount available to be drawn as needed.

     The term loan calls for interest at the prime rate plus three-quarters of one percent (0.75%), but not less than 6.25%, with monthly principal payments of $50,000 beginning July 1, 2007 through June 30, 2009, and increasing to $62,500 each month through October 2011, the maturity date of the term loan.

     The revolving credit note carries interest at prime plus one-quarter of one percent (0.25%), but not less than 4.75% paid through lock box payments of third party accounts receivable. The revolving credit term is four years, renewable for two additional one-year terms.

         Pursuant to the security agreement, all of the assets of the Company and its material subsidiaries, other than Pivotal Research Centers, Inc., secure the obligations under the term loan note and the revolving credit note, including a first mortgage on PHC of Michigan Inc.'s real property, a second mortgage on PHC of Virginia Inc.'s real property, and a leasehold mortgage on PHC of Utah, Inc.'s leasehold interests.

     In connection with this transaction the Company paid approximately $40,000 in commitment and loan origination fees that will be amortized as additional interest over the term of the agreement. Supplemental to the loan and security agreement, the Company issued a warrant to purchase 250,000 shares of PHC, Inc. Class A common stock at an exercise price of $3.09 per share. The warrant is exercisable, in whole or in part, until June 13, 2017, and contains standard adjustment provisions for dilution. The documents evidencing this transaction, that is, the Amended and Restated Revolving Credit, Term Loan and Security Agreement, as well as the Warrant, will be filed as exhibits to the Company's annual report on form 10-K.

     A copy of PHC, Inc.'s press release announcing the amended and restated agreement is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.


Item 9.01  Financial Statements and Exhibits.

      (d) The following exhibit is being furnished herewith:

Exhibit No.    Exhibit Description

     99.1      Press release issued by PHC, Inc. on June 18, 2007.


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                                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  PHC, INC.


Date:  June 18, 2007                              By:  /s/ Bruce A. Shear
                                                  ____________________________
                                                           Bruce A. Shear
                                                           President


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